 Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Grand Havana Enterprises, Inc. (the “Company”) on Form 10-KSB for the period ended September 25, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Stanley Shuster, Chief Executive Officer and Chief Financial Officer of the Company certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Stanley Shuster
Name: Stanley Shuster
Title: Chief Executive Officer and Chief Financial Officer